UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                        HECTOR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------

          Minnesota                                           41-1666660
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             211 South Main Street
                             Hector, Minnesota 55342
                                 (320) 848-6611
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------
                                Curtis A. Sampson
                             Chief Executive Officer
                              211 South Main Street
                             Hector, Minnesota 55342
                                 (320) 848-6611
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                   Copies to:
                               Richard A. Primuth
                           Lindquist & Vennum P.L.L.P.
                     4200 IDS Center, 80 South Eighth Street
                          Minneapolis, Minnesota 55402
                                 (612) 371-3211
                               -------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         Calculation of Registration Fee

========================================================================================================

                                            Proposed Maximum    Proposed Maximum        Amount of
Title of Each Class of       Amount to be   Offering Price     Aggregate Offering     Registration
Securities to be Registered  Registered     Per Unit                  Price(1)            Fee
========================================================================================================

Common Stock, $.01 par
value per share                  87,046         $13.75 (1)       $119,688.50 (1)        $ 315.98
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee based on the last reported sales price of the Company's Common Stock on the American Stock Exchange on June 21, 2000 pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not a solicitation to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED June 26, 2000

                        HECTOR COMMUNICATIONS CORPORATION

                                   PROSPECTUS

                  87,046 Shares of Common Stock, $.01 par value

Warrants were granted to underwriters for services provided in our 1995 public offering of $12,650,000 principal amount of Convertible Subordinated Debentures. This prospectus only relates to the registration of the common stock underlying these warrants.

The shareholders named in this prospectus (the "Selling Shareholders") each held warrants to acquire our common stock. The Selling Shareholders exercised their respective warrants in their entirety and have paid in full the exercise price for the shares covered by their respective warrants.

These shares of common stock of Hector Communications Corporation may be sold from time to time by the Selling Shareholders.

We will not receive any proceeds from the sale of the Shares by the Selling Shareholders. See "Use of Proceeds."

We will bear all expenses of the offering hereunder, excluding the underwriting discounts and commissions incurred in connection with the sale of the Shares by the Selling Shareholders.

Our  Common  Stock is traded on the  American  Stock  Exchange  under the symbol
"HCT."

The last reported sale price of our Common Stock on June 21, 2000 was $13.75 per share, as reported by the American Stock Exchange.


This Offering involves investment risk. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is June 26, 2000

                                TABLE OF CONTENTS

                                                                           Page

Prospectus Summary ........................................................   3
Risk Factors ..............................................................   4
Use of Proceeds ...........................................................   7
Selling Shareholders ......................................................   7
Plan of Distribution ......................................................   8
Description of Securities .................................................   8
Interests of Named Experts and Counsel ....................................   9
Incorporation of Certain Documents by Reference ...........................   9
Commission Position of Indemnification for Securities Act Liabilities .....  10
Where You Get More Information ............................................  10


Hector's executive offices are located at:           211 South Main Street
                                                     Hector, Minnesota 55342

Hector's telephone number is:                        (320) 848-6611

                      ------------------------------------

         You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

         The common stock is not being offered in any jurisdiction where the offer is not permitted.

         You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

             WARNING REGARDING OUR USE OF FORWARD LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" which relate to possible future events, our future performance and future operations. In some cases, you can identify forward-looking statements by the use of such words as "may," "will," "expect," "anticipate," "continue," "should," "believe," "plan," "could," "estimate," or "predict" or the negative of these terms or similar expressions. These forward-looking statements are only our predictions. Our actual results could differ materially from these forward-looking statements for many reasons, including risks described above and appearing elsewhere in this prospectus, as well as risks and uncertainties unknown to us at this time. We cannot guarantee future results, levels of activity, performance or achievements. We are under no duty and do not undertake to update any of the forward-looking statements after the date of this prospectus to make the statements conform to actual results or changes in our expectations.

         Unless the context requires  otherwise,  "we," "us," "our" and "Hector"
refer  to   Hector   Communications   Corporation,   including   our   operating
subsidiaries.

                               PROSPECTUS SUMMARY

         Because this is a summary, it does not contain all of the information that may be important to you. You should read carefully the entire prospectus, including financial statements and documents incorporated by reference, before you decide whether to investment in Hector's common stock.

Our Company

         Hector Communications is a growing provider of telecommunications services to rural communities in the Upper Midwest. Through wholly owned and majority owned rural local exchange carrier subsidiaries, or RLECs, we provide a complete package of local communications services including: local telephone service, access to long distance service, Internet access and other enhanced services in 35 communities in the Upper Midwest. At March 31, 2000 our RLEC subsidiaries provided telephone service to approximately 36,000 customers in 35 rural communities in Minnesota, Wisconsin, South Dakota and Iowa.

         We also provide cable TV service in rural communities served by or near our telephone exchanges. We served approximately 13,100 subscribers in 68 rural communities at March 31, 2000. We believe that our cable TV operations complement our RLEC operations, and that we can profitably provide cable TV service in rural markets through synergies with our RLEC personnel, facilities and technical resources.

         On June 9, 2000 our 68%-owned subsidiary, Alliance Telecommunications Corporation ("Alliance"), acquired Hager TeleCom, Inc. for a purchase price of
$9,124,700.  Hager TeleCom  provides  telephone  service to  approximately  2000 residential and business customers in the Hager City, Wisconsin area. In addition, Hager provides Internet service to approximately 2500 customers, primarily in Redwing, Minnesota.

Our Strategic Investments

         In addition to the telecommunications and cable television services we offer, we have made a number of investments in telecommunications ventures which provide us with exposure to new technologies, foster strategic business partnerships and generate attractive investment returns. We are actively involved in several strategic investments, including ONVOY Inc., an integrated voice, data, and network services provider, and two wireless companies, Midwest Wireless LLC and Wireless North LLC. We also hold significant passive investments in several telecommunications companies.

Our Goals

         Our business objective is to build shareholder value by capitalizing on the significant market opportunities in rural telecommunications. Key elements of our strategy include:

o   Leverage   our   management    team's   extensive    experience   in   rural
    telecommunications;
o Continue to pursue strategic acquisitions as attractive opportunities become available;
o Build customer loyalty by providing high quality telecommunications services through locally managed exchanges;
o Capitalize on the increasing demand for enhanced services and Internet connectivity; and
o Continue to make strategic investments in ventures leveraging emerging technologies to provide advanced services to rural markets;


                                  RISK FACTORS

         The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In this case the trading price of our common stock could decline, and you may lose all or part of your investment.


We plan to grow by acquiring other rural telephone exchanges, but we may not be a successful bidder.

         A major element of our business strategy is to expand our existing operations through acquisitions of additional rural telephone exchanges. We actively review and evaluate rural telephone exchanges throughout the Upper Midwest as they become available for sale. Competition to acquire these entities is intense. Also, many of our competitors have greater financial resources than we do, and may be able to structure transactions on a more favorable basis than we can. In addition, the intense interest in acquiring rural telephone exchanges often drives up the price ultimately paid by the successful bidder. Therefore, even though we may submit a bid, we cannot be sure that we will be successful in purchasing any available rural exchanges.


We may be unable to obtain acquisition financing or the financing may be on unfavorable terms.

         To date we have obtained financing for our acquisitions of rural telephone exchanges on terms we consider reasonable. However, even if we are a successful bidder for an available rural telephone exchange, we may not be able to obtain sufficient acquisition financing to purchase the entity. Even if we can arrange additional financing, the terms may be unfavorable. For example, we may be required to pay higher interest rates or be subject to onerous lending covenants that could make an acquisition unprofitable, more cumbersome, or harm our overall financial results.

Because Hector is a holding company, it relies on distributions from its RLEC subsidiaries to satisfy its obligations. If Hector does not receive adequate distributions from its RLEC subsidiaries it may not be able to service its debt and meet its other financial obligations.

         We are a holding company with no significant assets or independent operations other than the equity of Hector's wholly owned RLEC subsidiaries, our 68% ownership of Alliance and our cable television subsidiary. Alliance is also a holding company with no substantial assets other than its RLEC subsidiaries. Each of our RLEC subsidiaries is a separate and distinct legal entity; RLECs are limited in the amount of dividends on common stock that they may pay by loan covenants and regulatory requirements as to paying dividends. Their ability to pay dividends or make other payments or advances to us also depends on their operating results.

         If we do not receive dividends or other distributions from our RLEC subsidiaries that are sufficient for us to satisfy our obligations under our loan agreements, a default could occur in payment of those obligations. However, we expect sufficient dividends or other payments to be available to meet our debt obligations. In the event of an insolvency, bankruptcy or similar proceeding involving one of these RLEC subsidiaries, creditors of that subsidiary would generally be entitled to priority over us with respect to the assets of the subsidiary.


Regulatory authorities impose limits on our revenues and regulatory changes could hurt our business.

         Our RLEC subsidiaries are subject to significant regulation by the Minnesota, Wisconsin, Iowa, North Dakota and South Dakota utility regulatory agencies, as well as the FCC. Actions by these regulatory agencies may adversely affect the amount we charge for local service. Additionally, there is a risk that the state regulatory agencies that oversee our business could, at any time, review our agreements with our RLEC subsidiaries regarding the amounts we charge for centralized services and alter our rate of return if the regulatory body concluded that our cost allocations were not proper.


Competition in our markets could result in a decline in revenues.

         Competition to local exchange service in rural telephone exchange markets is increasing. This increased competition stems from cable TV companies, competitive local exchange carriers called CLECs, cellular providers and PCS providers, also known as personal communications service providers. Cellular and PCS providers currently compete in territories of certain of our rural telephone exchange subsidiaries. Increased competition from these wireless providers is expected, and CLECs and cable TV companies could begin to compete in our markets at any time.

         Franchises granted to our cable television systems are nonexclusive. While today only one of our cable television systems competes with another cable television provider, the possibility of competition in the future exists. Our cable television systems do face significant competition from increasingly popular direct broadcast satellite services such as Direct TV or Dish Network. Our future operations could be harmed significantly by increased competition and changes in the competitive climate of the cable television industry.

The access charge revenues we receive may be reduced at any time.

         A substantial portion of our revenues is from access charges paid by interexchange carriers, or IXCs, for services provided by our RLEC subsidiaries in originating and terminating intrastate and interstate long distance telephone calls. The amount of access charge revenues we receive for these services is regulated by the FCC and state regulatory agencies. Actions by these agencies could reduce the amount of access revenues we receive. In addition, a portion of our access revenues is received from state and federal universal service funds based upon the high cost of providing telephone service to certain rural areas. In the future, there may be proposals by state or federal regulatory agencies to eliminate or reduce these subsidies. If the subsidies received from these funds were materially reduced, this would adversely affect our financial results.


Hector relies on key employees and if they were to leave Hector's business could suffer.

         Hector relies on key management employees, including Hector's Chief Executive Officer, Curtis A. Sampson, its Vice President-Finance, Paul N. Hanson and its President, Steven H. Sjogren. If we were to lose any number of these key employees, our current and future operations could be negatively affected. Hector does not maintain key person life insurance on any member of its management.

         We believe that our future success will depend on our ability to retain key members of management and to attract experienced management in the future in a highly competitive industry where companies with greater resources compete for personnel. In the telecommunications business it is particularly difficult to recruit and retain employees because of the level of skill and expertise some positions require. This is especially true in the rural areas where we principally operate.


Hector has in place several measures that make a takeover difficult, and potential bidders may be deterred from seeking to acquire it if its board of directors does not favor the transaction.

         Hector has in place certain mechanisms that could cause a delay or deter a takeover or change in control. These include:

o        a shareholder rights plan,
o        provisions in Hector's articles of incorporation,
o        provisions of the Minnesota Business Corporation Act and
o        Hector's ability to issue undesignated preferred stock.

         Under Hector's shareholder rights plan, if a person or group acquires or announces they intend to acquire 15% of Hector's common stock, all shareholders except the take-over bidder are entitled to purchase Hector's stock at a bargain price. This plan could discourage a hostile acquisition attempt and encourage a prospective acquiror to negotiate any acquisition with the board.

         Hector's articles of incorporation require that any "business combination" be approved by at least 75% of the voting power generally entitled to vote in the election of directors. A "business combination" includes a takeover or merger. This supermajority provision could deter prospective bidders. Furthermore, members of the board serve in staggered 3-year terms. This has the effect of lengthening the time necessary to change the composition of the board.

         Hector is subject to the Minnesota Control Share Acquisition Act which limits or eliminates the voting rights of shares acquired in certain circumstances. It is also subject to the Minnesota Business Combination Act which limits any shareholder from acquiring more than ten percent of Hector's common stock without approval of a committee of the outside board members. The effect of these laws is to limit third parties from acquiring significant amounts of Hector's common stock without board or shareholder approval.

         Hector's board of directors has the authority to issue up to 2,427,900 shares of preferred stock. Without any shareholder vote or action, the board may establish the powers, preferences, rights and restrictions, including voting rights, of those shares. The holders of the preferred stock could be given preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. The issuance of these shares could deter an unsolicited acquisition.

                                 USE OF PROCEEDS

         We will not receive any proceeds from sales of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of our Common Stock by the Selling Shareholders as of June 21, 2000.

                         Common Stock      Number of
                         Beneficially      Shares of            Owned After
                        Owned Prior to    Common Stock         Offering(1)(2)
Selling Shareholders       Offering        Offered(1)       Number      Percent
---------------------   --------------   -------------   ------------  ---------

John Feltl                  46,665           43,969          2,696         *

Timothy Friederichs            144              144              0         *

Richard Heise               34,969           34,969              0         *

John Ryden                   3,507            3,507              0         *

Dennis Hanish                3,507            3,507              0         *

Wayne Mills                    950              950              0         *
                                         -------------
TOTAL                                        87,046
                                         =============

--------------------------------------------------------------------------------
* Less than 1%.

(1) Represents the maximum number of shares that may be sold by each selling shareholder pursuant to this Prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement of which this Prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of
         (i) any stock dividend, stock split, recapitalization or other transaction effected without the receipt of consideration which results in an increase in the Company's number of outstanding shares of common stock. In the event Rule 416 is not available, the Company is obligated to register such additional shares of common stock.

(2) Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling shareholders may sell all or part of their respective shares.

                              PLAN OF DISTRIBUTION

         We have been advised that the Selling Shareholders may sell Shares from time to time in one or more transactions (which may include block transactions) on the American Stock Exchange at market prices prevailing at the time of the sale or at prices otherwise negotiated.

         The Shares may, without limitation, be sold by one or more of the following:

         (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

         (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         We  have  been  advised  that,  as of  the  date  hereof,  the  Selling
Shareholders have made no arrangement with any broker for the sale of the Shares. Underwriters, brokers or dealers may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Shareholders or purchasers of such securities. Such underwriters, brokers or dealers may also purchase Shares and resell such Shares for their own account in the manner described above. The Selling Shareholders and such underwriters, brokers or dealers may be considered "underwriters" as that term is defined by the Securities Act of 1933, although the Selling Shareholders disclaim such status. Any commissions, discounts or profits received by such underwriters, brokers or dealers in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                            DESCRIPTION OF SECURITIES

         Warrants were granted to R.J. Steichen & Company for services provided to us in our 1995 public offering of $12,650,000 Convertible Subordinated Debentures. This prospectus only relates to the registration of the common stock underlying these warrants.

         A description of our common stock is set forth in our Registration Statement on Form 10 (File No. 0-19587), including the supplemental description on Form 8-A (File No. 001-13891) filed with the Commission on August 9, 1999, and herein incorporated by reference.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota, of which Richard A. Primuth, our Secretary, is a partner.

         The financial statements incorporated in this prospectus by reference from our 1999 Annual Report on Form 10-K have been audited by Olsen Thielen & Co., Ltd, independent auditors, as of and for the years ended December 31, 1999 and 1998, as stated in its reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that we sell all the securities offered by this prospectus:

        o Annual report on Form 10-K for the year ended December 31, 1999 (including information specifically incorporated by reference into our Form 10-K from our 1999 annual report to shareholders and our definitive notice and proxy statement for our 2000 annual meeting of shareholders held on May 18, 2000);

        o         Quarterly report on Form 10-Q for the quarter ended
                  March 31, 2000;

        o         Proxy Statement dated April 10, 2000;

        o         Current report on Form 8-K filed June 23, 2000.

         In addition we provide our shareholders with annual reports containing audited financial statements.

         We will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents.) Requests for such copies should be directed to Assistant Secretary, Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342, telephone number
(320) 848-6611.

                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation eliminate or limit certain liabilities of our directors and our Bylaws provide for indemnification our directors, officers and employees in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                         WHERE YOU GET MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, generally called the "Exchange Act". We file reports, proxy statements and other information with the Commission in accordance with that law. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at:

                  Room 1024
                  Judiciary Plaza
                  450 Fifth Street, N.W.
                  Washington, D.C. 20549

and at the SEC regional offices at:

                  7 Word Trade Center
                  Suite 1300
                  New York, New York 10048

and

                  Citicorp Center
                  500 West Madison Street

                  Suite 1400
                  Chicago, Illinois 60661.

         Copies of such material may be obtained at prescribed rates by writing to: Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington D.C. 20549. It may also be obtained via the SEC web site at www.sec.gov.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

 SEC registration fee  . . . . . . . . . . . . . . . . .      $           316
 Accounting fees and expenses  . . . . . . . . . . . . .                1,500
 Legal fees and expenses . . . . . . . . . . . . . . . .                5,000
 Miscellaneous . . . . . . . . . . . . . . . . . . . . .                  100
      Total  . . . . . . . . . . . . . . . . . . . . . .      $         6,916

  Except for the SEC fee, all of the foregoing expenses have been estimated.

Item 15.  Indemnification of Directors and Officers

         Section 302A.521 of the Minnesota Business Corporation Act ("MBCA") provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct that was in the best interests of the corporation.
Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article IX of our Bylaws provides that we may indemnify each person who is or was a director or officer to the full extent permitted by the MBCA.
Article IX also provides that we may, but we are not required to, indemnify employees and agents, other than directors and officers, to the full extent and in the manner permitted by the MBCA.

Item 16.  Exhibits

Exhibit No.     Description

5.1 Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to Hector Communications Corporation
23.1            Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
23.2            Consent of Olsen Thielen & Co., Ltd., independent auditors
24.1            Power of Attorney (contained on signature page)

Item 17.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hector, State of Minnesota, on June 21, 2000.

                                            HECTOR COMMUNICATIONS CORPORATION


                                            By    /s/ Curtis A. Sampson
                                            ------------------------------------
                                              Curtis A. Sampson, Chairman and
                                              Chief Executive Officer
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

         The undersigned officers and directors of Hector Communications Corporation hereby constitute and appoint Curtis A. Sampson and Paul N. Hanson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on June 21, 2000 and in the capacities indicated.

Signature                                  Title

 /s/ Curtis A. Sampson                     Chairman of the Board of Directors,
-------------------------------            Chief Executive Officer and Director
Curtis A. Sampson


 /s/ Steven H. Sjogren                     President, Chief Operating Officer,
-------------------------------            and Director
Steven H. Sjogren


 /s/ Paul N. Hanson                        Vice President, Treasurer
-------------------------------            and Director
Paul N. Hanson


 /s/ Charles A. Braun                      Chief Financial Officer and
------------------------------             Principal Accounting Officer
Charles A. Braun

 /s/ James O. Ericson                      Director
-------------------------------
James O. Ericson

 /s/ Paul A. Hoff                          Director
-------------------------------
Paul A. Hoff

 /s/ Wayne E. Sampson                      Director
-------------------------------
Wayne E. Sampson

 /s/ Edward E. Strickland                  Director
-------------------------------
Edward E. Strickland

                                                               June 26, 2000


Hector Communications Corporation
211 South Main

Hector, Minnesota 55342

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 to be filed by Hector Communications Corporation (the "Company") with the Securities and Exchange Commission on June 26, 2000 relating to an offering of up to 87,046 shares of Common Stock, par value $.01 per share, to be offered by the Selling Shareholders, please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The shares of Common Stock being offered by the Selling Share-holders have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.

                                                 /s/ Lindquist & Vennum P.L.L.P.

                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hector Communications Corporation on Form S-3 relating to the sale of 87,046 shares of common stock of our report dated February 16, 2000 on the 1999 financial statements, appearing in the Annual Report on Form 10-K of Hector Communications Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


OLSEN THIELEN & CO., LTD.

/s/Olsen Thielen & Co., Ltd.

June 26, 2000
St. Paul, Minnesota